EXTENSION AGREEMENT

This EXTENSION AGREEMENT is made and entered into effective as of the 30th day of June, 2015, by and between Oakridge Global Energy Solutions, Inc., a Colorado corporation (“Oakridge”); Oak Ridge Micro-Energy, Inc., a Nevada corporation and wholly-owned subsidiary of Oakridge (“Oak Ridge Nevada”); and Expedia Holdings Limited, a corporation organized under the laws of Hong Kong (“Expedia”).

RECITALS

WHEREAS, on or about February 24, 2014, Oakridge and Expedia entered into a Loan Agreement and a Security Agreement; and

WHEREAS, on or about February 24, 2014, Oak Ridge Nevada and Expedia, entered into an Intellectual Property Security Agreement; and

WHEREAS, pursuant to the Loan Agreement, the term of the Loan Agreement, as previously extended by the parties, expires on June 30, 2015; and

WHEREAS, Oakridge and Expedia desire to further extend the due date of the loan amount and accrued interest under the Loan Agreement to August 31, 2015, and all parties desire to also extend the Security Agreement and the Intellectual Property Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Oakridge and Expedia hereby agree to extend the due date of the loan referenced in the Loan Agreement to August 31, 2015, along with accrued interest, and that such extension shall have no other effect on the Loan Agreement or the liens granted in the Security Agreement or the Oak Ridge Nevada Intellectual Property Security Agreement, whatsoever.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Dated: __ July 6, 2015________.

By__/s/Stephen J. Barber__________________

Stephen J. Barber, Chief Executive Officer

OAK RIDGE MICRO-ENERGY, INC.

Dated: __ July 6, 2015________.

By__/s/Stephen J. Barber__________________

Stephen J. Barber, President

EXPEDIA HOLDINGS LIMITED

Dated: __ July 6, 2015________.

By__/s/Jiahe Hong_______________________

Jiahe Hong, Director

Expedia Holdings Limited